Exhibit 99.2

Norfolk Southern Corporation and Subsidiaries

Consolidated Statements of Income

(Unaudited)

	First Quarter
	2023	2022
	(in millions, except per share amounts)

Railway operating revenues
Merchandise	$1,878	$1,672
Intermodal	814	854
Coal	440	389
Total railway operating revenues	3,132	2,915

Railway operating expenses
Compensation and benefits	690	619
Purchased services and rents	496	437
Fuel	315	301
Depreciation	321	302
Materials and other	212	171
Eastern Ohio incident	387	—
Total railway operating expenses	2,421	1,830

Income from railway operations	711	1,085

Other income (expense) – net	56	(5)
Interest expense on debt	175	168

Income before income taxes	592	912

Income tax expense (benefit)
Current	141	161
Deferred	(15)	48
Total income tax expense	126	209

Net income	$466	$703

Earnings per share – diluted	$2.04	$2.93

Weighted average shares outstanding – diluted	228.3	240.2

See accompanying notes to consolidated financial statements.

Norfolk Southern Corporation and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

	March 31,	December 31,
	2023	2022
	($ in millions)
Assets
Current assets:
Cash and cash equivalents	$552	$456
Accounts receivable – net	1,170	1,148
Materials and supplies	262	253
Other current assets	138	150
Total current assets	2,122	2,007

Investments	3,738	3,694
Properties less accumulated depreciation of $12,810 and $12,592, respectively	32,240	32,156
Other assets	1,069	1,028

Total assets	$39,169	$38,885

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,315	$1,293
Short-term debt	—	100
Income and other taxes	438	312
Other current liabilities	668	341
Current maturities of long-term debt	403	603
Total current liabilities	2,824	2,649

Long-term debt	14,585	14,479
Other liabilities	1,785	1,759
Deferred income taxes	7,248	7,265

Total liabilities	26,442	26,152

Stockholders’ equity:
Common stock $1.00 per share par value, 1,350,000,000 shares authorized; outstanding 227,639,602 and 228,076,415 shares, respectively, net of treasury shares	229	230
Additional paid-in capital	2,155	2,157
Accumulated other comprehensive loss	(355)	(351)
Retained income	10,698	10,697

Total stockholders’ equity	12,727	12,733

Total liabilities and stockholders’ equity	$39,169	$38,885

See accompanying notes to consolidated financial statements.

Norfolk Southern Corporation and Subsidiaries

Consolidated Statements of Cash Flows

(Unaudited)

	First Three Months
	2023	2022
	($ in millions)
Cash flows from operating activities
Net income	$466	$703
Reconciliation of net income to net cash provided by operating activities:
Depreciation	321	302
Deferred income taxes	(15)	48
Gains and losses on properties	(4)	(6)
Changes in assets and liabilities affecting operations:
Accounts receivable	(22)	(94)
Materials and supplies	(9)	(46)
Other current assets	12	21
Current liabilities other than debt	480	83
Other – net	(56)	(17)

Net cash provided by operating activities	1,173	994

Cash flows from investing activities
Property additions	(428)	(389)
Property sales and other transactions	20	36
Investment purchases	—	(1)
Investment sales and other transactions	17	19

Net cash used in investing activities	(391)	(335)

Cash flows from financing activities
Dividends	(307)	(297)
Common stock transactions	(10)	(18)
Purchase and retirement of common stock	(163)	(600)
Proceeds from borrowings	594	989
Debt repayments	(800)	(1)

Net cash provided by (used in) financing activities	(686)	73

Net increase in cash and cash equivalents	96	732

Cash and cash equivalents
At beginning of year	456	839
At end of period	$552	$1,571

Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest (net of amounts capitalized)	$129	$114
Income taxes (net of refunds)	(1)	9

See accompanying notes to consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	Eastern Ohio incident

On February 3, 2023, a train operated by Norfolk Southern derailed in East Palestine, Ohio. During the first quarter, we recognized $387 million of expense for costs primarily associated with environmental matters and legal proceedings resulting from the incident. While certain costs recorded in the first quarter may be recoverable under our insurance policies in effect at the date of the incident, no estimate of potential recoveries has yet been recorded.

2.	Stock Repurchase Program

We repurchased and retired 0.6 million and 2.2 million shares of common stock under our stock repurchase programs in the first three months of 2023 and 2022, at a cost of $163 million and $600 million.